Exhibit 99.1

Alliance HealthCard, Inc. Completes Acquisition of Access Plans USA, Inc.;
New Board of Directors Members Named

Norman, OK, April 1, 2009 — Alliance HealthCard, Inc. (OTCBB: ALHC), a leading provider of health discount and lifestyle benefits, has announced the completion of its acquisition of Access Plans USA, Inc., (Nasdaq:AUSA). Access Plans markets health insurance and develops and distributes consumer driven discount plans on a variety of health related services such as medical, dental, pharmacy and vision care and manages its own proprietary dental and vision networks.

Alliance HealthCard has issued 6,800,000 shares of its Common Stock to holders of Access Plans USA Common Stock, under the terms of the Agreement and Plan of Merger previously filed with the Securities and Exchange Commission (SEC). As of April 1, 2009, Access Plans, through a filing of Form 15 with the SEC, has terminated registration of its shares.

Danny Wright, Chairman and CEO of Alliance, said, “The addition of Access Plans to our platform provides opportunities for cost savings through additional vertical integration and consolidation as well as enhanced shareholder value opportunity through greater top line revenue. This merger also further diversifies our Company through the addition of America’s Health Care Plans (AHCP), the largest independent agent network in the country for the marketing of individual major medical health insurance.”

Pursuant to the merger agreement, J. French Hill and Russell Cleveland, former Directors of Access Plans, have been named to the Board of Directors of Alliance HealthCard.

Also pursuant to the merger agreement, Robert Garces and Thomas Kiser have resigned from the Alliance HealthCard Board of Directors. Garces and Kiser, founders of Alliance HealthCard, will remain as advisors to the Board and as consultants to the Company, although they will not continue as executive officers. In addition, Dr. Kent H. Webb, founder of the predecessor company to Access Plans and a former member of the Board of Directors of Access Plans, has been named medical advisor to the Alliance HealthCard Board of Directors.

About Alliance HealthCard
Alliance HealthCard, Inc. (OTCBB: ALHC) is a leading provider of consumer membership plans offering access to networks which provide discounts to the consumer on a variety of products and services ranging from medical, dental and pharmacy to groceries, restaurants, travel, automotive and a host of others. The Company also designs and markets in its consumer package specialty insurance and warranty products on the goods its marketing clients sell to their customers. The Company’s plans are sold to consumers primarily through retail, rent to own, financial and consumer finance clients. Alliance HealthCard performs turnkey programs including design and fulfillment of marketing pieces and collateral support material, network support, customer service, regulatory compliance, and billing. The Company also manages America’s Health Care Plans (AHCP), the largest independent agent network in the country for the marketing of individual major medical health insurance.

Safe Harbor Statement under the Private Securities Litigation Reform Act:
This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, Section 27A of the Securities Act of 1933, as amended and pursuant to the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may relate to financial results and plans for future business activities, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are competitive pressures, loss of significant customers, the mix of revenue, changes in pricing policies, delays in revenue recognition, lower-than-expected demand for the Company’s products and services, general economic conditions, and the risk factors detailed from time to time in the Company’s periodic reports and registration statements filed with the Securities and Exchange Commission. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such speak only as of the date made.

Contact:
Nancy Zalud
Vice President—Communications
972-915-3218